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                         UNITED STATES PROPERTIES, INC.
                        National Real Estate Acquisitions


                                  May 19, 1997

                                                       Executive Offices
                                                       126 East 56th Street
                                                       Tower 56, 17th Floor
                                                       New York, NY 10022

                                                       Operations
                                                       One Montage Mountain Road
                                                       Moosic, PA 18507

                                                       Branch Office
                                                       7028 West Waters Avenue
                                                       Suite 290
                                                       Tampa, FL 33634

Mr. John DiMeo
President
Highpoint Country Club Golf Associates, Inc.
P. 0. Box 1154
Montague, NJ 07827

Dear Mr. DiMeo,

     This letter specifies the terms and conditions (Term Sheet attached) under which United States Properties, Inc. ("USPI") will agree to purchase certain residential building lots, completed homes and undivided acreage located at the property known as Highpoint Country Club.

     By executing this non-binding Letter of Intent, by Highpoint Country Club Golf Associates, Inc. indicates its intent to accept the terms and conditions specified in the attached Term Sheet. Upon the receipt of the executed this non-binding Letter of Intent, USPI will pay an earnest deposit of $25,000.00 to be held in escrow by Sherman, Citron & Karasik, P.C.

     This non-binding Letter of Intent will expire at the close of business on Friday, May 23, 1997, unless executed by Highpoint Country Club Golf Associates, Inc. and delivered to USPI prior to that date.



                                        Sincerely,


                                        /s/ Andreas V. Kissal
                                        Andreas V. Kissal
                                        President


Highpoint Country Club Golf Associates, Inc.


By: /s/ John DiMeo
    ------------------------------


Title:  President
        --------------------------


Date:  5/20/97
       ---------------------------



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                         UNITED STATES PROPERTIES, INC.

                Purchase of Highpoint Country Club Building Lots

                                   Term Sheet

Property:           259 sub-divided residential building lots, 3 single-family homes and an undivided 79 acre parcel on a total of approximately 1,000 acres of land located on County Route
                    653, Clove Road, Montague Township, Sussex County, New
                    Jersey (the "Property").

                    Of the 259 residential building lots, 221 are building lots not on a lake ("Interior Building Lots") and 38 are building lots on a lake ("Lake Front Building Lots").

                    Of the three single-family homes, two are constructed on two lake front sites and one is constructed on one interior site.

Seller: Principal owners: Highpoint Country Club Golf Associates, Inc. and Chubb Construction Company, Inc. ("Seller").

Purchaser:          A United States Properties, Inc. ("USPI") special purpose
                    entity ("Purchaser").

Purchase Price:     $6,496,250:

                    a.   $4,420,000 for the 221 Interior Building Lots.
                    b.   $1,450,000 for the 38 Lake Front Building Lots.
                    c.   $ 330,000 for the 3 single family homes.
                    d.   $ 296,250 for the 79 acre parcel.

                    The location of the individual building lots, homes and acreage is specified on Schedule A (attached).

                    The purchase price per individual building lot and home is specified on Schedule B (attached).

Payment Terms:      a.   $2,608,362 in the form of the assumption and/or payoff
                         by the Purchaser of the notes and/or obligations specified in Schedule C (attached).
                    b.   $1,514,138 in a second mortgage held by the Seller.
                    c.   $2,373,750 in the form of approximately 395,625 shares
                         of restricted USPI stock valued at the close of business of the day immediately preceding the acquisition of the Property by the Purchaser ("Stock").



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Second Mortgage:    The second mortgage held by the Seller in the amount of
                    $1,514,138 will have a five (5) term without any interest cost to the Purchaser.

                    The second mortgage will be re-paid in cash by the Purchaser from the proceeds of the closing of the sale of homes built on individual building lots by the Purchaser. The Seller and the Purchaser prior to closing will agree upon the schedule of such re-payment.

Issue of the Stock: The Purchaser will issue the Stock to the institutions or individuals specified by the Seller in proportion to the type of assets purchased by the Purchaser. The portion of the stock allocated to the purchase of the Interior Building Lots, Lake Front Building Lots and the 79 acre parcel will be agreed to by the Seller and the Purchaser prior to closing.

                    The Purchaser will issue the Stock to the institutions or individuals specified by the Seller related to the Interior Building Lots and the Lake Front Building Lots upon the closing of the sale of homes built on those individual building lots by the Purchaser.

                    The Purchaser will issue the Stock to the institutions or individuals specified by the Seller related to the 79 acre parcel upon the closing of the purchase of the Property by the Purchaser.

Stock Lock-Up and   Any Stock issued by the Purchaser to the Seller will be
Purchase Agreement: governed by the terms and conditions of a "Lock-Up and
                    Purchase Agreement", a form of which is specified as Schedule D (attached).

                    Among other provisions, the Lock-Up and Stock Agreement will specify the period that the Seller must hold any Stock issued by the Purchaser and the terms of the release of such restriction.

Capital             The Seller will provide roads and related capital
Improvements:       improvements to the Property as specified in Schedule E
                    (attached) at its sole expense. Purchaser will advance the costs of such improvements to the Seller and will deduct the amount so advanced from the cash re-payment of the second mortgage related to the Interior Building Lots and the 79 acre parcel.

Marketable Title:   Seller warrants that it shall convey good, marketable and
                    insurable fee simple title to the Properties to the Purchaser by a [General Warranty Deed].

Representations:    Seller knows of no existing conditions with respect to the
                    Properties or their operations which violate any restrictive covenants, zoning, environmental or other ordinance, rule, statute or governmental law or regulation.



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Real Estate         Purchaser has no obligation to pay any real estate
Commissions:        commissions to any real estate broker, agent or other
                    individual or institution demanding payment. Any such demand of payment is the sole obligation and responsibility of the Seller.

Right of First      Seller grants to Purchaser a right of first refusal for any
Refusal:            bone-fide third-party offer to purchase the 18 hole golf
                    course.

Closing Cost:       The following closing costs are to be allocated as
                    indicated:

                    a. Title insurance premium:   Purchaser
                    b. Realty Transfer tax:       As customary
                    c. Recording costs:           Purchaser
                    d. Legal fees:                Each party pay their own

Closing:            Closing date [June 30, 1997].



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                                   SCHEDULE A

                                  Property Map







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
                                                             SCHEDULE B

                                        Purchase Price Per Individual Building Lots and Homes

                 Assets Bid                                                            Offering Price
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Bid
                                                           Number of      Price Per        -----------------------------------------
                 Description                               Units          Unit              Cash            Stock             Total
------------------------------------------------------------------------------------------------------------------------------------
Lots
                 Offer Per Interior Lot                                   $  20,000        $    12,500    $     7,500
                 Interior Unimproved Lots                        160      $  20,000        $ 2,000,000    $ 1,200,000    $ 3,200,000
                 Interior Improved Lots                           61      $  20,000        $   762,500    $   457,500    $ 1,220,000
                                                           =========================================================================
                 Total Interior Lots                             221                       $ 2,762,500    $ 1,657,500    $ 4,420,000


                 Offer Per Standard Lake Front Lot                        $  35,000        $    20,000    $    15,000
                 Improved Standard Lake Lots                      28      $  35,000        $   560,000    $   420,000    $   980,000

                 Offer Per Non-Standard Lake Front Lots
                 Partially Underwater Lake Lots                    4      $  10,000        $    40,000    $      --      $    40,000
                 Lake Lot 66, Block 1855                           1      $  50,000        $    50,000    $      --      $    50,000
                 Lake Lot 25, Block 1855                           1      $ 100,000        $   100,000    $      --      $   100,000
                 Lake Lot 38, Block 1855                           1      $  50,000        $    50,000    $      --      $    50,000
                 Lake Lot 39, Block 1855                           1      $  50,000        $    50,000    $      --           50,000
                 lake Lot 13, Block 1856                           1      $ 100,000        $   100,000    $      --      $   100,000
                 Lake Lot 14, Block 1856                           1      $  80,000        $    80,000    $      --      $    80,000
                                                           =========================================================================
                 Total Non-Standard Lake Front Lots               10      $ 440,000        $   470,000                   $   470,000
                                                           =========================================================================
                 Total Lake Front Lots                            38                       $ 1,030,000    $   420,000    $ 1,450,000

                                  Total Subdivided Lots          259                       $ 3,792,500    $ 2,077,500      5,870,000

Homes
                 Lakefront                                         2      $ 125,000        $   250,000    $      --      $   250,000
                 Interior                                          1      $  80,000        $    80,000    $      --      $    80,000
                                                           =========================================================================
                                  Total Homes                      3                       $   330,000    $      --      $   330,000


Acreage
                 Unsubdivided Acres (Block 18, Lot 1)             79                       $      --      $   296,250    $   296,250
------------------------------------------------------------------------------------------------------------------------------------
Total Bid Price                                                                            $ 4,122,500    $ 2,373,750    $ 6,496,250
------------------------------------------------------------------------------------------------------------------------------------



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                                   SCHEDULE C

             Notes or Obligations of Seller to be Paid by Purchaser







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                                   SCHEDULE D

                     Form of Lock-Up and Purchase Agreement







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                                   SCHEDULE E

                              Capital Improvements